Exhibit 99

FOR IMMEDIATE RELEASE	Contact: Donald J. Radkoski (614) 492-4901
Aug. 11, 2006	or Tammy Roberts Myers (614) 492-4954
BOB EVANS FARMS ANNOUNCES
A 16.7 PERCENT INCREASE IN QUARTERLY DIVIDEND
COLUMBUS, Ohio — Bob Evans Farms, Inc. (Nasdaq: BOBE) today announced that its board of directors has voted to increase the company’s quarterly dividend by 16.7 percent, from 12 cents ($0.12) per share to 14 cents ($0.14) per share on the company’s outstanding common stock ($.01 par value) as part of the company’s new capital allocation strategy. The increased dividend for the first quarter is payable Sept. 1, 2006, to stockholders of record at the close of business on Aug. 21, 2006.
     “We are pleased to be able to reward our stockholders with an increase in our quarterly cash dividend, which is part of the overall capital allocation strategy that the company is implementing,” said Chief Executive Officer Steve Davis. “The new strategy includes this dividend increase and a renewed emphasis on opportunistic share repurchases.”
     Earlier this year, the company’s board of directors authorized the repurchase of up to 2 million shares of Bob Evans Farms, Inc. common stock during fiscal 2007, which runs through April 2007. The shares may be purchased from time to time on the open market or through privately negotiated transactions, depending on market conditions.
     On Monday, Aug. 21, 2006, the company will announce first quarter earnings. Company executives will discuss the earnings results during a conference call Tuesday, Aug. 22, 2006, at 10 a.m. ET. To listen, call (888) 694-4767 (conference ID number 7700758) or log-in to the webcast at www.bobevans.com and then click on “investors.” The call will be available for replay for 48 hours, beginning Tuesday, Aug. 22, 2006, immediately following the call by calling toll free (877) 519-4471, pin code 7700758. The webcast version will also be archived on the company’s Web site.
     Bob Evans Farms, Inc. owns and operates 590 full-service, family restaurants in 19 states primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. In addition, the company operates 104 Mimi’s Café casual restaurants located in 17 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company’s Web site at www.bobevans.com.
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:
•	the failure to achieve and maintain positive same-store sales;
•	a decline in general economic conditions;
•	competition in the restaurant and food products industries;
•	the company’s ability to expand its restaurant base;
•	consumer acceptance of changes in menu, food products, prices, atmosphere and service procedures;
•	the company’s ability to hire and retain a sufficient number of qualified employees;
•	market concentration;
•	adverse weather conditions;
•	government regulation;
•	allegations related to food-related illnesses and health concerns regarding certain food products;
•	margin sensitivity;
•	consumer acceptance of the company’s restaurant concepts and food products in new markets;
•	fluctuations in quarterly operating results;
•	the adequacy of insurance loss estimates and reserves; and
•	protection of our trademarks and other intellectual property rights.
These risks are discussed more fully under the heading “Risk Factors” in Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2006. It is impossible to predict or identify all such risk factors. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. Any further disclosures in the company’s filings with the Securities and Exchange Commission should also be consulted. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.